Exhibit 99.1

Contacts
	Investors:	Peter Poillon
+1 212 915 8084
Email: peter.poillon@willis.com

News Release	Media:	Juliet Massey
+44 7984 156 739
Email: juliet.massey@willis.com

Willis Group Reports Fourth Quarter and Full Year 2014 Results

Fourth quarter 2014 highlights include:

•	Reported net income up 11.8%; underlying net income up 16.9%

•	Reported diluted EPS up 13.5% to $0.42; underlying diluted EPS up 17.9% to $0.46

•	Reported commissions and fees grew 3.1%; reported expenses grew 5.8%

•	Underlying commissions and fees grew 7.2%; underlying expenses grew 7.1%

•	Organic commissions and fees grew 3.6%; organic expenses grew 2.7%

•	Announcing 2015 dividend increase of 3.3% and share buyback of $175 million

NEW YORK, February 10, 2015 – Willis Group Holdings plc (NYSE: WSH), the global risk advisor, insurance and reinsurance broker, today reported results for the three and twelve months ended December 31, 2014.

Dominic Casserley, Willis Group Chief Executive Officer, commented, “We finished 2014 with strong top-line growth driven by both another quarter of mid-single digit organic growth in commissions and fees and the impact of our recent acquisitions. We continued to make good progress on managing our organic cost growth and implementing our Operational Improvement Program. We achieved all this despite some ongoing challenging markets, demonstrating the strength of Willis’ diversified business model and our intense focus on executing our strategy. Importantly, we delivered growth in key underlying earnings metrics, including EPS, EBITDA and operating margin.

“We continued to reshape Willis to improve earnings, both organically and through acquisition. During the quarter, we welcomed new colleagues from Max Matthiessen, SurePoint Reinsurance, and IFG into Willis and, early in 2015, reached an agreement to acquire a majority interest in Miller Insurance Services.”

Select financial measures

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Reported measures
Reported commissions and fees growth	3.1%	5.1%	3.7%	5.1%
Reported total expenses growth	5.8%	(52.9)%	5.4%	(19.2)%
Reported operating margin	14.5%	15.8%	17.0%	18.1%
Reported diluted EPS	$0.42	$0.37	$2.00	$2.04
Underlying measures(1)
Underlying commissions and fees growth	7.2%	5.1%	4.6%	5.4%
Underlying total expenses growth	7.1%	10.7%	5.7%	7.6%
Underlying operating margin	16.2%	15.2%	18.0%	18.6%
Underlying diluted EPS	$0.46	$0.39	$2.33	$2.45
Organic measures(1)
Organic commissions and fees growth	3.6%	3.7%	3.8%	4.9%
Organic total expenses growth	2.7%	10.3%	4.6%	7.1%
Organic operating margin	16.6%	14.9%	18.2%	18.4%

(1)	Underlying measures exclude the impact of certain adjusting items and period over period foreign exchange movements. Organic measures exclude the above items, and the impact of acquisitions and disposals. Please refer to supplemental financial information attached to this press release for detailed definitions of non-GAAP financial measures and accompanying reconciliations.

Fourth Quarter 2014 Financial Results

Willis Group reported net income of $76 million, or $0.42 per diluted share, in the fourth quarter of 2014 compared to net income of $68 million, or $0.37 per diluted share, in the prior year quarter. Items which affected the year-on-year movement in net income included restructuring costs related to the Operational Improvement Program of $0.06 per diluted share, unfavorable foreign currency movements of $0.03 per diluted share, and a gain on disposal of operations of $0.02 per diluted share.

Underlying diluted EPS were $0.46 per diluted share in the fourth quarter of 2014, up 17.9% compared to $0.39 per diluted share in the fourth quarter of 2013.

Revenues

Total reported commissions and fees increased 3.1% to $939 million in the fourth quarter of 2014, from $911 million in the fourth quarter of 2013. Total commissions and fees growth included $35 million of unfavorable foreign currency movements, and a $32 million net increase in commissions and fees from acquisitions and disposals.

Underlying commissions and fees, which exclude the net impact of foreign currency movements, grew 7.2%.

Organic commissions and fees, which exclude both the net impact of foreign currency movements and the net impact of acquisitions and disposals, grew 3.6%, driven by strong growth in Willis International (see Segment Revenue Results below).

Other income was $15 million in the fourth quarter of 2014, an increase of $11 million from the prior year period. The increase reflected a $12 million settlement related to a specialty book of business within the Global segment.

Expenses

Total Expenses

On a reported basis, total expenses increased 5.8% to $819 million in the fourth quarter of 2014, from $774 million in the fourth quarter of 2013. Total reported expense growth included $16 million of restructuring costs related to the Operational Improvement Program, $24 million of favorable foreign currency movements, and a $33 million net increase in expenses from acquisitions and disposals.

Underlying total expenses, which exclude the restructuring costs and the impact of foreign currency movements, grew 7.1%. Included in this growth is the $33 million period-over-period net increase in total expenses from acquisitions and disposals which accounted for 440 basis points of the growth.

Organic total expense growth, which excludes restructuring costs, the impact of foreign currency movements, and the net impact of acquisitions and disposals, was 2.7%, down significantly from the prior year quarter, driven primarily by expense management initiatives including the Operational Improvement Program.

Salaries and Benefits

Reported salaries and benefits were $600 million in the fourth quarter of 2014, an increase of 5.4% from $569 million in the prior year quarter. The growth in salaries and benefits included $19 million of favorable foreign currency movements and a $20 million net increase in expenses from acquisitions and disposals.

Underlying salaries and benefits, which exclude the impact from foreign currency movements, grew 9.1%. Included in this growth is the $20 million period-over-period net increase in salaries and benefits from acquisitions and disposals which accounted for 360 basis points of the growth.

Organic salaries and benefits, which exclude the impact from foreign currency movements and net expenses from acquisitions and disposals, grew 5.5%, primarily driven by period-over-period headcount growth of approximately 1%, annual salary increases, and increased production incentives driven by improved commissions and fees growth in the International segment during the quarter.

Other operating expenses

Reported other operating expenses were $165 million in the fourth quarter of 2014, a decrease of 0.6% from $166 million in the prior year quarter. The decline in other operating expenses included $5 million of favorable foreign currency movements and a $9 million net increase in expenses from acquisitions and disposals.

Underlying other operating expenses, which exclude the impact from foreign currency movements, increased 2.5%. Included in this growth is the $9 million period-over-period net increase in other operating expenses from acquisitions and disposals which accounted for 560 basis points of growth.

Organic other operating expenses, which exclude the impact from foreign currency movements and net expenses from acquisitions and disposals, declined 3.1% driven by company-wide cost management initiatives and reflecting the non-recurrence of certain branding-related expenses that were incurred in the prior period.

Operating margin

Willis Group reported operating margin was 14.5% in the fourth quarter of 2014, a decrease of 130 basis points compared to the fourth quarter 2013 margin.

Underlying operating margin, which excludes the restructuring costs and the net impact from foreign currency movements, was 16.2% in the fourth quarter of 2014, an increase of 100 basis points compared to the fourth quarter 2013.

Organic operating margin, which further excludes the net impact of revenues and expenses from acquisitions and disposals, was 16.6% in the fourth quarter 2014, an increase of 170 basis points from 14.9% in the prior year quarter. The increase was driven by improved organic revenue growth and expense management initiatives.

Taxes

The reported tax rate for the fourth quarter of 2014 was approximately 28%. The full year 2014 reported tax rate was approximately 31%. After excluding the impact of certain items as described in note 6, the tax rates for the quarter and full year were approximately 24% and 25%, respectively. The most significant underlying adjustment for the full year was a non-cash adjustment to the deferred tax asset valuation allowance.

Segment Revenue Results

Willis North America

Organic commissions and fees in the Willis North America segment declined 2.1% in the fourth quarter of 2014 compared with the fourth quarter of 2013. Organic growth was negatively impacted by the non-recurrence in the current quarter of a $5 million revenue recognition adjustment that positively impacted revenue in the fourth quarter of 2013. Excluding the impact from this one-time adjustment, organic commissions and fees would have been down 0.5%.

The modest decline was largely driven by the Construction and Real Estate/Hospitality practices both being down mid-single digits in the quarter. These practices were impacted by reduced project-driven revenues partly due to timing of such projects moving to past and future quarters.

Notwithstanding the weakness in those two practices, the North America segment continued to generate solid levels of new business and retention levels were consistent with the prior year. The Human Capital and FINEX practices performed well during the quarter, delivering mid-single digit and high-single digit growth, respectively.

Willis North America organic commission and fees for the full year 2014 grew 2.8%.

Willis International

The Willis International segment achieved 15.9% organic growth in commissions and fees in the fourth quarter 2014 compared with the same period in 2013. Organic growth benefited from the non-recurrence in the quarter of a revenue recognition adjustment in China that negatively impacted revenue in the fourth quarter of 2013. Excluding the impact of this change in revenue recognition, organic growth in International would have been 11.0%.

Growth in Willis International came from all regions. Despite challenging economic conditions, operations in Western Europe grew double digits, with growth across most markets in the region. Eastern Europe also grew double digits, with significant growth in Russia. Latin America grew high single digits, led by Brazil, Venezuela and Argentina. Asia grew double digits, with growth across most countries in the region.

Willis International organic commission and fees for the full year 2014 grew 9.0%.

Willis Global

Organic commissions and fees in the Willis Global segment, which comprises Willis Re, Willis Insurance UK, Facultative, Risk, and Willis Capital Markets & Advisory, declined 0.3% in the fourth quarter of 2014 compared with the fourth quarter of 2013.

This performance reflects varied results across the segment’s businesses. Willis Re grew mid-single digits in what is seasonally its quietest quarter, with good growth in both the North America and International businesses. Willis Insurance UK was down low single digits. Natural Resources, FAJS/Hughes-Gibb and UK Large Accounts showed solid growth, but this growth was offset by revenue decreases in the Transport, Construction, Real Estate and Insolvency businesses.

Willis Global organic commission and fees for the full year 2014 grew 1.4%.

Operational Improvement Program

Willis generated savings from the operational improvement program of $9 million in the fourth quarter and $11 million for the full year 2014, modestly better than anticipated.

Restructuring costs from the program were $16 million in the fourth quarter of 2014. Restructuring costs for the full year 2014 were $36 million. Details of the costs by segment and type of expense are included in note 7 of the supplemental financial information attached to the release.

The Company will provide an update on the progress of the Program and associated spend and savings estimates when it reports its second quarter 2015 results.

Full Year 2014 Financial Results

Reported net income for the twelve months ended December 31, 2014 was $362 million, or $2.00 per diluted share, compared with $365 million, or $2.04 per diluted share, in the same period a year ago. Underlying earnings per diluted share were $2.33 for full year 2014, compared with $2.45 in 2013.

Total commissions and fees were $3,767 million for the twelve months ended December 31, 2014 compared to $3,633 million for 2013. Organic growth in commissions and fees was 3.8% over the same period.

Reported operating income and reported operating margin were $647 million and 17.0%, respectively, for the twelve months ended December 31, 2014, compared with $663 million and 18.1%, respectively, for the prior year. Underlying operating margin was 18.0% in 2014, a decrease of 60 basis points from 18.6% in 2013. Excluding the net impact of acquisitions and disposals, organic operating margin was 18.2%, a decrease of 20 basis points from 18.4% in 2013.

Balance Sheet Highlights

As of December 31, 2014, cash and cash equivalents were $635 million, total debt was $2,309 million and total equity was $2,007 million. As of December 31, 2013, cash and cash equivalents totaled $796 million, total debt was $2,326 million and total equity was $2,243 million.

Dividends

At its February 2015 Board meeting, the Board of Directors approved a 3.3% increase in the regular quarterly cash dividend from $0.30 per share to $0.31 per share (an annual rate of $1.24 per share). The dividend is payable on April 15, 2015 to shareholders of record at March 31, 2015.

Share Buyback

Willis intends to buy back approximately $175 million in shares in 2015 to offset the increase in shares outstanding resulting from the exercise of employee stock options. The buybacks will be made in the open market or through privately-negotiated transactions, from time to time, depending on market conditions. The share buyback program may be modified, extended or terminated at any time by the Board of Directors.

2015 Outlook

Dominic Casserley stated, “We enter the new year well positioned. We expect to drive our 2015 performance with mid-single digit organic revenue growth, supported by our recent acquisitions which we expect will deliver underlying EBITDA ranging from $55 million to $65 million, depending on when we close the Miller transaction. Finally, we expect that our organic cost management actions, combined with the impact of our Operational Improvement Program, will allow us to deliver at least 130 basis points of positive spread between organic revenue and expense growth in 2015.”

Conference Call, Webcast and Slide Presentation

A conference call to discuss the fourth quarter 2014 results will be held on Wednesday, February 11, 2015, at 8:00 AM Eastern Time. To participate in the live call, please dial (866) 803-2143 (U.S.) or +1 (210) 795-1098 (international) with a pass code of “Willis”. A live (listen-only) audio web cast may be accessed through the investor relations section of the Company website at www.willis.com.

A replay of the call will be available through March 13, 2015 at 5:00 PM Eastern Time, by calling (800) 513-1167 (U.S.) or + 1 (402) 344-6797 (international). A replay of the webcast will be available through the website.

About Willis

Willis Group Holdings plc is a leading global risk advisor, insurance and reinsurance broker. With roots dating to 1828, Willis operates today on every continent with more than 18,000 employees in over 400 offices. Willis offers its clients superior expertise, teamwork, innovation and market-leading products and professional services in risk management and transfer. Our experts rank among the world’s leading authorities on analytics, modelling and mitigation strategies at the intersection of global commerce and extreme events. Find more information at our Website, www.willis.com, our leadership journal, Resilience, or our up-to-the-minute blog on breaking news, WillisWire. Across geographies, industries and specialisms, Willis provides its local and multinational clients with resilience for a risky world.

Forward-looking statements

We have included in this document ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, future capital expenditures, growth in commissions and fees, business strategies, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes, are forward-looking statements. Also, when we use the words such as ‘anticipate’, ‘believe’, ‘estimate’, ‘expect’, ‘intend’, ‘plan’, ‘probably’, or similar expressions, we are making forward-looking statements.

There are important uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including the following:

•	the impact of any regional, national or global political, economic, business, competitive, market, environmental or regulatory conditions on our global business operations;

•	the impact of current global economic conditions on our results of operations and financial condition, including as a result of those associated with the Eurozone, any insolvencies of or other difficulties experienced by our clients, insurance companies or financial institutions;

•	our ability to implement and fully realize anticipated benefits of our growth strategy and revenue generating initiatives;

•	our ability to implement and realize anticipated benefits of any expense reduction initiative, including our ability to achieve expected savings from the multi-year operational improvement program as a result of unexpected costs or delays and demand on managerial, operational and administrative resources and/or macroeconomic factors affecting the program;

•	changes in the tax or accounting treatment of our operations and fluctuations in our tax rate;

•	volatility or declines in insurance markets and premiums on which our commissions are based, but which we do not control;

•	our ability to develop and implement technology solutions and invest in innovative product offerings in an efficient and effective manner;

•	our ability to continue to manage our significant indebtedness;

•	our ability to compete in our industry;

•	our ability to develop new products and services;

•	material changes in commercial property and casualty markets generally or the availability of insurance products or changes in premiums resulting from a catastrophic event, such as a hurricane;

•	our ability to retain key employees and clients and attract new business;

•	the timing or ability to carry out share repurchases and redemptions;

•	the timing or ability to carry out refinancing or take other steps to manage our capital and the limitations in our long-term debt agreements that may restrict our ability to take these actions;

•	fluctuations in our earnings as a result of potential changes to our valuation allowance(s) on our deferred tax assets;

•	any fluctuations in exchange and interest rates that could affect expenses and revenue;

•	the potential costs and difficulties in complying with a wide variety of foreign laws and regulations and any related changes, given the global scope of our operations;

•	rating agency actions, including a downgrade to our credit rating, that could inhibit our ability to borrow funds or the pricing thereof and in certain circumstances cause us to offer to buy back some of our debt;

•	a significant decline in the value of investments that fund our pension plans or changes in our pension plan liabilities or funding obligations;

•	our ability to achieve anticipated benefits of any acquisition or other transactions in which we may engage, including any revenue growth or operational efficiencies;

•	our ability to effectively integrate any acquisition into our business;

•	our inability to exercise full management control over our associates, such as Gras Savoye;

•	our ability to receive dividends or other distributions in needed amounts from our subsidiaries;

•	any potential impact from the US healthcare reform legislation;

•	our involvement in and the results of any regulatory investigations, legal proceedings and other contingencies;

•	underwriting, advisory or reputational risks associated with non-core operations as well as the potential significant impact our non-core operations (including the Willis Capital Markets & Advisory operations) can have on our financial results;

•	our exposure to potential liabilities arising from errors and omissions and other potential claims against us;

•	the interruption or loss of our information processing systems, data security breaches or failure to maintain secure information systems; and

•	impairment of the goodwill in one of our reporting units, in which case we may be required to record significant charges to earnings.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information see the section entitled ‘‘Risk Factors’’ included in Willis’ Form 10-K for the year ended December 31, 2013 and our subsequent filings with the Securities and Exchange Commission. Copies are available online at http://www.sec.gov or www.willis.com.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

Non-GAAP supplemental financial information

This press release contains references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our GAAP information is in the earnings release or the note disclosures that follow. We present such non-GAAP supplemental financial information, as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company’s condensed consolidated financial statements.

WILLIS GROUP HOLDINGS plc

CONDENSED CONSOLIDATED INCOME STATEMENTS

(in millions, except per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Revenues
Commissions and fees	$939	$911	$3,767	$3,633
Investment income	4	4	16	15
Other income	15	4	19	7

Total revenues	958	919	3,802	3,655

Expenses
Salaries and benefits (including share-based compensation of $14 million, $11 million, $57 million, $42 million)	600	569	2,314	2,207
Other operating expenses	165	166	659	636
Depreciation expense	22	26	92	94
Amortization of intangible assets	16	13	54	55
Restructuring costs	16	—	36	—

Total expenses	819	774	3,155	2,992

Operating income	139	145	647	663
Loss on extinguishment of debt	—	—	—	60
Other (income) expense, net	(18)	(7)	(6)	(22)
Interest expense	34	33	135	126

Income before income taxes and interest in (losses) earnings of associates	123	119	518	499
Income taxes	35	34	159	122

Income before interest in (losses) earnings of associates	88	85	359	377

Interest in (losses) earnings of associates, net of tax	(5)	(11)	14	—

Net income	83	74	373	377
Less: Net income attributable to noncontrolling interests	(7)	(6)	(11)	(12)

Net income attributable to Willis Group Holdings	$76	$68	$362	$365

WILLIS GROUP HOLDINGS plc

CONDENSED CONSOLIDATED INCOME STATEMENTS

(in millions, except per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Earnings per Share – Basic and Diluted
Net income attributable to Willis Group Holdings shareholders:
- Basic	$0.43	$0.38	$2.03	$2.07
- Diluted	0.42	0.37	2.00	2.04

Average Number of Shares Outstanding
- Basic	177	178	178	176
- Diluted	180	182	181	179
Shares Outstanding at December 31 (thousands)	178,701	178,861	178,701	178,861

WILLIS GROUP HOLDINGS plc

CONDENSED DRAFT BALANCE SHEETS

(in millions) (unaudited)

	December 31, 2014	December 31, 2013
Current assets
Cash & cash equivalents	$635	$796
Accounts receivable, net	1,044	1,041
Fiduciary assets	8,948	8,412
Deferred tax assets	12	15
Other current assets	214	197

Total current assets	10,853	10,461

Non-current assets
Fixed assets, net	483	481
Goodwill	2,937	2,838
Other intangible assets, net	450	353
Investments in associates	169	176
Deferred tax assets	9	7
Pension benefits asset	314	278
Other non-current assets	220	206

Total non-current assets	4,582	4,339

Total assets	$15,435	$14,800

Liabilities and equity

Current liabilities

Fiduciary liabilities	$8,948	$8,412
Deferred revenue and accrued expenses	619	586
Income taxes payable	33	21
Current portion of long-term debt	167	15
Deferred tax liabilities	21	25
Other current liabilities	444	415

Total current liabilities	10,232	9,474

Non-current liabilities
Long-term debt	2,142	2,311
Liability for pension benefits	284	136
Deferred tax liabilities	128	56
Provision for liabilities	194	206
Other non-current liabilities	389	374

Total non-current liabilities	3,137	3,083

Total liabilities	13,369	12,557

Redeemable noncontrolling interest	59	—

Total Willis Group Holdings stockholders’ equity	1,985	2,215
Noncontrolling interests	22	28

Total equity	2,007	2,243

Total liabilities and equity	$15,435	$14,800

WILLIS GROUP HOLDINGS plc

CONDENSED DRAFT CASH FLOW STATEMENTS

(in millions) (unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Cash flows from operating activities
Net income	$83	$74	$373	$377
Adjustments to reconcile net income to total net cash provided by operating activities	60	77	254	313
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries	53	44	(150)	(129)

Net cash provided by operating activities	$196	$195	$477	$561

Net cash used in investing activities	$(159)	$(15)	$(276)	$(120)

Net cash used in financing activities	$(40)	$(5)	$(323)	$(137)

(Decrease) increase in cash and cash equivalents	$(3)	$175	$(122)	$304
Effect of exchange rate changes on cash and cash equivalents	(18)	(2)	(39)	(8)
Cash and cash equivalents, beginning of period	656	623	796	500

Cash and cash equivalents, end of period	$635	$796	$635	$796

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

1.	Definitions of non-GAAP financial measures

We believe that investors’ understanding of the Company’s performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Organic commissions and fees growth

Organic commissions and fees growth excludes: (i) the impact of foreign currency translation; (ii) the first twelve months of net commission and fee revenues generated from acquisitions; and (iii) the net commission and fee revenues related to operations disposed of in each period presented, from reported commissions and fees growth.

We believe organic growth in commissions and fees provides a measure that the investment community may find helpful in assessing the performance of operations that were part of our operations in both the current and prior periods, and provides a measure against which our businesses may be assessed in the future.

Underlying commissions and fees, underlying revenues, underlying total expenses, underlying salaries and benefits, underlying other operating expenses, underlying operating income, underlying operating margin, underlying EBITDA, underlying net income and underlying net income per diluted share (“Underlying measures”).

Underlying measures are calculated by excluding the impact of certain items, including foreign currency translation, from the most directly comparable GAAP measures. We believe that excluding such items provides a more complete and consistent comparative analysis of our results of operations.

Organic revenues, organic total expenses, organic salaries and benefits, organic other operating expenses, organic operating income, organic operating margin and organic EBITDA (“Organic measures”).

Organic measures are calculated by excluding the twelve month impact from acquisitions and disposals (together with the impact of certain items, including foreign currency translation noted above), from the most directly comparable GAAP measures. We believe that excluding these items provides a more complete and consistent comparative analysis of our results of operations.

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

2.	Organic commissions and fees

The following tables reconcile reported commissions and fees growth to organic commissions and fees growth, as defined in note 1 of the supplemental financial information, for the three and twelve months ended December 31, 2014.

	Three months ended December 31,			Change attributable to
	2014	2013	% Change	Foreign currency movements	Acquisitions and disposals	Organic commissions and fees growth
North America	$328	$345	(4.9)%	—%	(2.8)%	(2.1)%
International	325	274	18.6%	(14.1)%	16.8%	15.9%
Global	286	292	(2.1)%	(2.1)%	0.3%	(0.3)%

Total	$939	$911	3.1%	(4.1)%	3.6%	3.6%

	Twelve months ended December 31,			Change attributable to
	2014	2013	% Change	Foreign currency movements	Acquisitions and disposals	Organic commissions and fees growth
North America	$1,365	$1,349	1.2%	(0.1)%	(1.5)%	2.8%
International	1,016	926	9.7%	(5.1)%	5.8%	9.0%
Global	1,386	1,358	2.1%	0.9%	(0.2)%	1.4%

Total	$3,767	$3,633	3.7%	(0.9)%	0.8%	3.8%

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

3.	Underlying and Organic total expenses, salaries and benefits and other operating expenses

The following tables reconcile total expenses, salaries and benefits and other operating expenses, respectively the most directly comparable GAAP measures to underlying and organic total expenses, underlying and organic salaries and benefits, and underlying and organic other operating expenses, for the three and twelve months ended December 31, 2014 and 2013:

	Three months ended December 31,			Twelve months ended December 31,
			%			%
	2014	2013	Change	2014	2013	Change
Reported Total expenses	$819	$774	5.8	$3,155	$2,992	5.4
Excluding:
Operational improvement program	(16)	—		(36)	—
Expense reduction initiative	—	—		—	(46)
Fees related to extinguishment of debt	—	—		—	(1)
Foreign currency movements (1)	—	(24)		—	6

Underlying Total expenses	$803	$750	7.1	$3,119	$2,951	5.7

Net expenses from acquisitions and disposals	(40)	(7)		(53)	(19)

Organic Total expenses	$763	$743	2.7	$3,066	$2,932	4.6

	Three months ended December 31,			Twelve months ended December 31,
			%			%
	2014	2013	Change	2014	2013	Change
Reported Salaries and benefits	$600	$569	5.4	$2,314	$2,207	4.8
Excluding:
Expense reduction initiative	—	—		—	(29)
Foreign currency movements (1)	—	(19)		—	3

Underlying Salaries and benefits	$600	$550	9.1	$2,314	$2,181	6.1

Net expenses from acquisitions and disposals	(25)	(5)		(33)	(13)

Organic Salaries and benefits	$575	$545	5.5	$2,281	$2,168	5.2

(1)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

3.	Underlying and Organic total expenses, salaries and benefits and other operating expenses (continued)

	Three months ended December 31,			Twelve months ended December 31,
			%			%
	2014	2013	Change	2014	2013	Change
Reported Other operating expenses	$165	$166	(0.6)	$659	$636	3.6
Excluding:
Expense reduction initiative	—	—		—	(12)
Fees related to extinguishment of debt	—	—		—	(1)
Foreign currency movements (1)	—	(5)		—	2

Underlying Other operating expenses	$165	$161	2.5	$659	$625	5.4

Net expenses from acquisitions and disposals	(10)	(1)		(12)	(3)

Organic Other operating expenses	$155	$160	(3.1)	$647	$622	4.0

(1)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

4.	Underlying and organic revenue, operating income, and operating margin

The following table reconciles total revenues and operating income, respectively the most directly comparable GAAP measures, to underlying and organic revenue, and underlying and organic operating income, for the three and twelve months ended December 31, 2014 and 2013:

	Three months ended December 31,			Twelve months ended December 31,
			%			%
	2014	2013	Change	2014	2013	Change
Total revenues	$958	$919	4.2	$3,802	$3,655	4.0
Excluding:
Foreign currency movements	—	(35)		—	(30)

Underlying revenue	$958	$884	8.4	$3,802	$3,625	4.9

Net revenue from acquisitions and disposals	(43)	(11)		(56)	(30)

Organic revenue	$915	$873	4.8	$3,746	$3,595	4.2

Operating income	$139	$145	(4.1)	$647	$663	(2.4)
Excluding:
Operational Improvement program	16	—		36	—
Expense reduction initiative	—	—		—	46
Fees related to extinguishment of debt	—	—		—	1
Foreign currency movements (1)	—	(11)		—	(36)

Underlying operating income	$155	$134	15.7	$683	$674	1.3

Net operating income from acquisitions and disposals	(3)	(4)		(3)	(11)

Organic operating income	$152	$130	16.9	$680	$663	2.6

Operating margin, or operating income as a percentage of total revenues	14.5%	15.8%		17.0%	18.1%

Underlying operating margin, or underlying operating income as a percentage of total underlying revenues	16.2%	15.2%		18.0%	18.6%

Organic operating margin, or organic operating income as a percentage of total organic revenues	16.6%	14.9%		18.2%	18.4%

(1)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

5.	Underlying and organic EBITDA

The following table reconciles net income, the most directly comparable GAAP measure to EBITDA, underlying EBITDA and organic EBITDA, for the three and twelve months ended December 31, 2014 and 2013:

	Three months ended December 31,			Twelve months ended December 31,
			%			%
	2014	2013	Change	2014	2013	Change
Net income attributable to Willis Group Holdings	$76	$68	11.8	$362	$365	(0.8)
Excluding:
Net income attributable to non controlling interests	7	6		11	12
Interest in losses (earnings) of associates, net of tax	5	11		(14)	—
Income taxes	35	34		159	122
Interest expense	34	33		135	126
Other expense (income), net	(18)	(7)		(6)	(22)
Loss on extinguishment of debt	—	—		—	60
Depreciation	22	26		92	94
Amortization	16	13		54	55

EBITDA	$177	$184	(3.8)	$793	$812	(2.3)

Excluding:
Operational Improvement Program	16	—		36	—
Expense reduction initiative	—	—		—	41
Fees related to extinguishment of debt	—	—		—	1
Foreign currency movements(1)	—	(11)		—	(35)

Underlying EBITDA	$193	$173	11.6	$829	$819	1.2

Net EBITDA from acquisitions and disposals	(8)	(4)		(11)	(11)

Organic EBITDA	$185	$169	9.5	$818	$808	1.2

(1)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

6.	Underlying net income and earnings per diluted share

The following tables reconcile net income and net income per diluted share, the most directly comparable GAAP measures, to underlying net income and underlying net income per diluted share, for the three and twelve months ended December 31, 2014 and 2013:

	Three months ended December 31,			Per diluted share Three months ended December 31,
	2014	2013	% Change	2014	2013	% Change
Net income attributable to Willis Group Holdings plc	$76	$68	11.8	$0.42	$0.37	13.5

Excluding:
Operational Improvement Program, net of tax ($5, $nil)	11	—		0.06	—
Deferred tax valuation allowance	—	9		—	0.05
Net gain on disposal of operations, net of tax ($9, $1)	(4)	(1)		(0.02)	—
Foreign currency movements(1)	—	(5)		—	(0.03)

Underlying net income	$83	$71	16.9	$0.46	$0.39	17.9

Average diluted shares outstanding	180	182

(1)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

6.	Underlying net income and earnings per diluted share (continued)

	Twelve months ended December 31,			Per diluted share Twelve months ended December 31,
	2014	2013	% Change	2014	2013	% Change
Net income attributable to Willis Group Holdings plc	$362	$365	(0.8)	$2.00	$2.04	(2.0)

Excluding:
Operational Improvement Program, net of tax ($9, $nil)	27	—		0.15	—
Venezuela currency devaluation, net of tax ($1, $nil)	13	—		0.07	—
Deferred tax valuation allowance	21	9		0.12	0.05
Net gain on disposal of operations, net of tax ($10 ,$1)	(2)	(1)		(0.01)	(0.01)
Fees related to the extinguishment of debt, net of tax ($nil, $nil)	—	1		—	0.01
Loss on extinguishment of debt, net of tax ($nil, $nil)	—	60		—	0.34
Expense reduction initiative, net of tax ($nil, $8)	—	38		—	0.21
Foreign currency movements(1)	—	(34)		—	(0.19)

Underlying net income	$421	$438	(3.9)	$2.33	$2.45	(4.9)

Average diluted shares outstanding	181	179

(1)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

7.	Operational Improvement Program restructuring costs

	Three months ended December 31, 2014
	North America	International	Global	Corporate	Total

Termination benefits	$—	$—	$2	$—	$2
Professional services & other	—	2	—	12	14

Total restructuring costs	$—	$2	$2	$12	$16

	Twelve months ended December 31, 2014
	North America	International	Global	Corporate	Total

Termination benefits	$3	$3	$10	$—	$16
Professional services & other	—	2	1	17	20

Total restructuring costs	$3	$5	$11	$17	$36

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

8.	Condensed consolidated income statements by quarter

	2013					2014
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Revenues
Commissions and fees	$1,046	$885	$791	$911	$3,633	$1,090	$930	$808	$939	$3,767
Investment income	4	3	4	4	15	4	4	4	4	16
Other income	1	2	—	4	7	3	1	—	15	19

Total revenues	1,051	890	795	919	3,655	1,097	935	812	958	3,802

Expenses
Salaries and benefits	568	529	541	569	2,207	570	575	569	600	2,314
Other operating expenses	162	159	149	166	636	165	173	156	165	659
Depreciation expense	26	21	21	26	94	23	24	23	22	92
Amortization of intangible assets	14	14	14	13	55	13	12	13	16	54
Restructuring costs	—	—	—	—	—	—	3	17	16	36

Total expenses	770	723	725	774	2,992	771	787	778	819	3,155

Operating income	281	167	70	145	663	326	148	34	139	647

Loss on extinguishment of debt	—	—	60	—	60	—	—	—	—	—
Other (income) expense, net	(6)	(4)	(5)	(7)	(22)	—	3	9	(18)	(6)
Interest expense	31	32	30	33	126	32	35	34	34	135

Income (loss) before income taxes and interest in earnings (losses) of associates	256	139	(15)	119	499	294	110	(9)	123	518

Income taxes	48	29	11	34	122	63	59	2	35	159

Income (loss) before interest in earnings (losses) of associates	208	110	(26)	85	377	231	51	(11)	88	359
Interest in earnings (losses) of associates, net of tax	15	(3)	(1)	(11)	—	19	(3)	3	(5)	14

Net income (loss)	223	107	(27)	74	377	250	48	(8)	83	373
Net (loss) income attributable to noncontrolling interests	(4)	(2)	—	(6)	(12)	(4)	(1)	1	(7)	(11)

Net income (loss) attributable to Willis Group Holdings	$219	$105	$(27)	$68	$365	$246	$47	$(7)	$76	$362

Diluted earnings per share
Net income (loss) attributable to Willis Group Holdings shareholders	$1.24	$0.59	$(0.15)	$0.37	$2.04	$1.35	$0.26	$(0.04)	$0.42	$2.00

Average number of shares outstanding
- Diluted	176	178	177	182	179	182	182	178	180	181

WILLIS GROUP HOLDINGS plc

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, except per share data) (unaudited)

9.	Segment information by quarter

	2013					2014
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Commissions and fees
Global	$427	$350	$289	$292	$1,358	$442	$368	$290	$286	$1,386
North America	355	327	322	345	1,349	369	340	328	328	1,365
International	264	208	180	274	926	279	222	190	325	1,016

Total commissions and fees	$1,046	$885	$791	$911	$3,633	$1,090	$930	$808	$939	$3,767

Total revenues
Global	$428	$352	$291	$293	$1,364	$446	$371	$293	$300	$1,410
North America	357	329	322	350	1,358	370	341	328	331	1,370
International	266	209	182	276	933	281	223	191	327	1,022

Total revenues	$1,051	$890	$795	$919	$3,655	$1,097	$935	$812	$958	$3,802

Operating income
Global	$187	$108	$47	$34	$376	$181	$108	$28	$35	$352
North America	82	55	46	66	249	96	64	49	64	273
International	78	26	(7)	81	178	84	23	(7)	97	197
Corporate and other(a)	(66)	(22)	(16)	(36)	(140)	(35)	(47)	(36)	(57)	(175)

Total operating income	$281	$167	$70	$145	$663	$326	$148	$34	$139	$647

Organic commissions and fees growth
Global	3.4%	8.5%	4.5%	0.3%	4.3%	2.0%	3.4%	(0.4)%	(0.3)%	1.4%
North America	4.4%	5.5%	3.8%	5.6%	4.8%	4.7%	4.8%	3.4%	(2.1)%	2.8%
International	4.5%	4.2%	11.4%	4.8%	5.8%	7.2%	5.6%	6.3%	15.9%	9.0%

Total organic commissions and fees growth	4.1%	6.3%	5.7%	3.7%	4.9%	4.2%	4.5%	2.5%	3.6%	3.8%

Operating margin
Global	43.7%	30.7%	16.2%	11.6%	27.6%	40.6%	29.1%	9.6%	11.7%	25.0%
North America	23.0%	16.7%	14.3%	18.9%	18.3%	25.9%	18.8%	14.9%	19.3%	19.9%
International	29.3%	12.4%	(3.8)%	29.3%	19.1%	29.9%	10.3%	(3.7)%	29.7%	19.3%
Total operating margin	26.7%	18.8%	8.8%	15.8%	18.1%	29.7%	15.8%	4.2%	14.5%	17.0%

(a)	Corporate and other includes certain leadership, project and other costs relating to group functions and the non-servicing or financing elements of the defined benefit pension scheme cost (income), as well as items such as expense reduction initiative costs.